Execution Version US-DOCS\164770306 TRANSITION AGREEMENT THIS TRANSITION AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2025 and effective as of November 10, 2025 (such effective date, the “Transition Date”), by and between Lineage Logistics Services, LLC (the “Employer”, and together with Lineage, Inc. and Lineage Logistics Holdings, LLC (“LLH”), the “Company”), and Rob Crisci (“Executive”). Capitalized terms used but not defined herein have the meaning given to such terms in the Second Amended and Restated Employment Agreement, dated as of April 17, 2025, by and between the Employer, Lineage, Inc. (the “REIT”), LLH and Executive (as amended, the “Employment Agreement”). RECITALS A. The Company and Executive have previously entered into the Employment Agreement, pursuant to which Executive currently serves as Chief Financial Officer (“CFO”) of the Employer and the REIT. B. Effective as of the Transition Date, Executive and the Company mutually desire for Executive to resign from his position with the Company as CFO of the Employer and the REIT on the terms and conditions set forth herein and, in connection with and following Executive’s resignation, the Company wishes to secure the services of Executive, and Executive wishes to continue to serve as an employee of the Company in the role of Special Advisor to the CFO of the Company on the terms and conditions set forth herein. In consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: 1. Transition. Effective as of the Transition Date, (i) Executive shall resign as CFO and from all other officer and director roles held by Executive with the Company and its affiliates (as applicable) and (ii) except as otherwise provided in this Agreement, the Employment Agreement shall terminate, and neither the Company nor Executive shall have any further rights, interests or obligations thereunder. Notwithstanding the foregoing, the termination of the Employment Agreement shall not terminate or abridge the parties’ rights and obligations under (i) (A) that certain Proprietary Information, Inventions, Non-Solicitation Agreement, dated April 18, 2023 and (B) that certain Confidentiality Agreement, dated April 19, 2023, each with the Company or its affiliates (together, the “Restrictive Covenants Agreements”) and (ii) that certain Mutual Arbitration Policy, dated April 19, 2023, with the Company or its affiliates (the “Arbitration Agreement”), which rights and obligations shall survive such termination of the Employment Agreement and shall remain in full force and effect in accordance with their terms. Executive further agrees that Executive is and shall continue to be bound by and subject to the terms of the Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Policy”) and compensation received by Executive may be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with the Policy, notwithstanding any other agreement to the contrary.

2 2. Transition Services. a. General. Commencing on the Transition Date and ending on the Transition Services End Date (as defined below) (the “Transition Period”), Executive shall serve in the capacity of Special Advisor to the CFO of the Company and shall, at mutually convenient times, (i) assist with and facilitate the continuing transition of his former position as CFO to his successor, (ii) provide any reasonably requested additional transition support to the Company’s finance and accounting teams, and (iii) facilitate and support the fostering of a positive and collaborative environment in which the transition of Executive’s role can occur (the “Transition Services”). Executive shall provide the Transition Services to the Company at such time(s) and location(s) as are determined by the Company, consistent with Executive’s role. During the Transition Period, Executive shall comply with all applicable policies and procedures of the Company, as in effect from time to time (including, without limitation, travel and entertainment expense policies, technology use, operating guidelines, confidentiality, background check and work authorization policies and procedures). b. Transition-Related Compensation and Benefits. Subject to and conditioned upon (i) Executive taking all actions reasonably required to facilitate a successful transition for the new Chief Financial Officer and the finance and accounting teams through the Transition Date, (ii) Executive’s continued compliance with the Restrictive Covenants Agreements, and (iii) Executive’s execution and delivery of the First Release (as defined below), the Executive shall be eligible to earn the following compensation and benefits in respect of his employment during the Transition Period: i. Base Salary. During the Transition Period, Executive shall receive a base salary of $15,000 per week (the “Base Salary”), including for any partial week during the Transition Period. The Base Salary shall be paid in accordance with the Company’s customary payroll practices, as in effect from time to time, but no less often than monthly. ii. 2025 Annual Bonus. The Company shall pay to Executive an Annual Bonus for calendar year 2025, which is comprised of (x) a to-be-determined cash component, payment of which is conditioned upon Executive’s continued employment with the Company through the applicable payment date as set forth below, and (y) the performance-vesting restricted stock units granted to Executive on March 18, 2025, each based on actual performance determined in accordance with the applicable bonus plan or program maintained by the Company (or any of its affiliates) and, in the case of the performance-vesting restricted stock units, the applicable award agreement governing such performance-vesting restricted stock units (collectively, the “2025 Annual Bonus”). If earned, the cash component of the 2025 Annual Bonus shall be paid to Executive or settled, as applicable, on the date on which bonuses are paid or settled generally by the Company (or, as applicable, any of its affiliates) in respect of its similarly situated executives, and in any event no later than March 15, 2026. For the avoidance of doubt, to the extent earned, the 2025 Annual Bonus will not be subject to proration. iii. Continued Vesting of Equity Awards. The Executive’s equity-based awards under the Amended and Restated Lineage 2024 Incentive Award Plan (as amended, the “Plan”) and the Agreement of Limited Partnership of Lineage OP, LP (as amended, the “Partnership Agreement”), in each case as set forth on Annex A attached hereto (the

3 “Outstanding Incentive Awards”), shall remain outstanding and eligible to vest during the Transition Period, subject to and conditioned upon Executive’s continued employment with the Company through the applicable vesting date(s) (except to the extent otherwise set forth in the applicable award agreements, in the case of a “Qualifying Termination” as set forth below), and, if applicable, attainment of any performance conditions, and shall otherwise remain subject to and be governed by the terms of the Plan, the Partnership Agreement and the applicable award agreements, including any performance-vesting conditions (provided, that, any references to a “Qualifying Termination” shall be limited to Executive’s death or a termination due to Executive’s Disability). For the avoidance of doubt, no Termination of Service (as defined in the Plan) will be deemed to have occurred for the purposes of any of the Outstanding Incentive Awards by virtue of this Agreement until the termination of the Transition Period in accordance with Section 2(d) below. iv. Employee Benefits. During the Transition Period, Executive shall be eligible to participate in such health, welfare and retirement benefit plans as Company may from time to time make available to its similarly-situated employees, subject to the terms and conditions of such plans. v. Expenses. During the Transition Period, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by Executive in the performance of Executive’s services hereunder and substantiated in accordance with the policies and procedures of the Company (or any of its affiliates), including without limitation, the Company’s Travel and Expense Policies and Code of Business Conduct, in any case, as may be in effect from time to time. vi. First Release. As a condition to Executive’s receipt of the payments and benefits contemplated by Section 2(b) above, Executive shall, within the twenty-one (21) day period following the Transition Date, execute and deliver to the Company a release of claims in substantially the form attached to the Employment Agreement as Exhibit A (the “First Release”) that becomes effective no later than thirty (30) days following the Transition Date; provided that, references in the First Release to Section 6(b) and Section 6(c) of the Employment Agreement, as applicable, will instead refer to Section 2(b) of this Agreement. Executive acknowledges and agrees that Executive’s right to receive the payments and benefits contemplated by Section 2(b) shall be subject to and conditioned upon Executive’s execution, delivery to the Company and non-revocation of the First Release in accordance with this Section 2(b) and Executive’s continued compliance with the First Release, the Restrictive Covenants Agreements and this Agreement. Notwithstanding the foregoing or any other provision hereof to the contrary, if Executive fails to timely execute or validly revokes the First Release, in either case, (i) Executive’s employment shall automatically terminate upon the expiration of the twenty-one (21)-day consideration period (or if later, upon Executive’s valid revocation upon the First Release), (ii) the Company shall pay or provide to Executive the Accrued Obligations (as defined below) through the employment termination date and (iii) the Company shall have no further obligations to Executive hereunder, including with respect to any payments, incentive equity vesting or otherwise. c. Employment Status. The parties hereto acknowledge and agree that, following the Transition Date, Executive shall continue in his capacity as an employee of the

4 Company, including for purposes of all federal, state and local laws and regulations governing employment, including applicable tax laws. Executive shall continue to be subject to the employment policies and procedures of the Company during the Transition Period. d. Termination of Transition Period. The employment relationship established in accordance with this Section 2 will terminate on the first to occur of (i) April 2, 2027, (ii) the date Executive resigns his employment with the Company, (iii) the date of Executive’s termination as a result of Executive’s death or Disability, or (iv) the date the employment relationship is terminated by the Company for Cause or under Section 3(c) (such date the employment relationship terminates, the “Transition Services End Date”). If Executive’s employment during the Transition Period terminates for any reason, the Company will pay Executive only: (i) any earned but unpaid Base Salary through the date of employment termination, (ii) any accrued, but unused vacation (if any), (iii) any unreimbursed business expenses incurred prior to the Transition Services End Date that are reimbursable in accordance with Section 2(b) above and which have been properly substantiated in accordance with applicable Company policy as of the Transition Services End Date (“Accrued Obligations”) and (iv) subject to Section 4(f), an additional retention bonus amount of $80,000 (the “Retention Payment”) and the Company shall have no further obligations to Executive hereunder, including with respect to any payments, incentive equity vesting or otherwise. The Company will pay the Accrued Obligations within thirty (30) days after the Transition Services End Date (or such earlier date as may be required under applicable law). Vested benefits (if any) under any employee benefit plans shall be governed by the terms and conditions of the applicable plans. For clarity, if Executive’s employment with the Company terminates for any reason, unless otherwise agreed in writing by the parties hereto, Executive shall not be eligible for any additional vesting contemplated by Section 2(b) above, and all awards of the Company outstanding as of such employment termination that are unvested shall be forfeited and canceled upon such termination without payment therefor. e. Return of Company Property. Executive acknowledges and agrees that, not later than the end of the Transition Period or any earlier date requested by the Company in writing, Executive shall return to the Company (or, as applicable, any of its affiliates): (i) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control, and (ii) all documents and copies, including hard and electronic copies, of documents in Executive’s possession relating to any Confidential Information and Proprietary Information (as defined in the applicable Restrictive Covenants Agreement) including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and Executive shall not make or retain any copy or extract of any of the foregoing. f. Retention Payment; Second Release. As a condition to Executive’s right to receipt of the Retention Payment, Executive shall, within the twenty-one (21) day period following the end of the Transition Period, execute and deliver to the Company a release of claims in substantially the form attached to the Employment Agreement as Exhibit A (the “Second Release”) that becomes effective no later than thirty (30) days following the end of the Transition Period; provided that, references in the Second Release to Section 6(b) and Section 6(c) of the Employment Agreement, as applicable, will instead refer to Section 2(d)(iv) of this

5 Agreement. Executive acknowledges and agrees that Executive’s right to receive the Retention Payment shall be subject to and conditioned upon (i) Executive’s Separation from Service and payable in compliance with Section 409A (each as defined below), (ii) Executive’s execution, delivery to the Company and non-revocation of the Second Release in accordance with this Section 2(f) and (iii) Executive’s continued compliance with the Second Release, the Restrictive Covenants Agreements and this Agreement. 3. Additional Covenants. a. Ongoing Cooperation. After the Transition Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment. b. Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Restrictive Covenants Agreements. Executive acknowledges and agrees that the payments provided in Section 1 and 2 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Restrictive Covenants Agreements. For the avoidance of doubt, nothing in this Agreement or the Restrictive Covenants Agreements will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Restrictive Covenants Agreements or this Agreement: (i) Executive shall not be in breach of the Restrictive Covenants Agreements or this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

6 c. Conflict of Interest. During the term of this Agreement, Executive shall not engage in any activity, employment or business arrangement which conflicts with his obligations hereunder or with the interest of the Company, including by becoming employed by or providing assistance to any competitor of the Company. Executive shall disclose to the Company any activity, employment or business arrangement presently in effect, to be commenced, contemplated to be commenced or hereafter commenced by Executive during the Transition Period relating to this paragraph, and Company will advise Executive in writing of Company’s position with respect to any such situation. Company shall have the option of terminating this Agreement at any time if, in its sole judgment, Executive does not comply with the provisions of this paragraph. d. Severability; Conformance To Applicable Law. This Section 3 shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of this Section 3 would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 3. To the extent applicable law imposes additional requirements to allow enforcement of this Section 3, this Agreement shall be interpreted to include such terms or conditions. 4. Miscellaneous. a. Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the date hereof (collectively, “Section 409A”). In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent required to comply with Section 409A, any payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment or service (or any other similar term) shall be made only on account of a Separation from Service. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Executive hereunder during the six (6)-month period following Executive’s “separation from service” from the Company (within the meaning of Section 409A, a “Separation from Service”) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period. b. Non-disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders or employees, either publicly or privately. The Company agrees that it shall instruct the executive officers and members of the Board of Directors of the REIT to not

7 disparage, criticize or defame Executive either publicly or privately. Executive’s commitment and obligation to support the fostering of a positive and collaborative environment with the Company, including with Executive’s departments shall continue beyond the Transition Period. Nothing in this Section 4(b) shall have application to any evidence or testimony required by any court, arbitrator or government agency. c. Consultation with Counsel. Executive acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment. Without limiting the generality of the foregoing, Executive acknowledges that he has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to him of this Agreement and the payments hereunder, and that he is relying solely on the advice of his independent advisors for such purposes. d. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally, by e-mail transmission, by reputable overnight courier or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows: If to Executive: At Executive’s last known address and/or e-mail address evidenced on the Company’s records. If to the Company: Lineage, Inc. 46500 Humboldt Drive Novi, Michigan 48377 Attn: Chairman of the Board of Directors e-mail: adam@onelineage.com Attn: Chief Legal Officer e-mail: nmatsler@onelineage.com or to such other address as any party may have furnished to the other in writing in accordance with this Agreement, except that notices of change of address shall be effective only upon receipt. e. Withholding. All payments hereunder will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company shall be entitled to withhold any and all such taxes from amounts payable hereunder. f. Amendment; Waiver; Survival. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Executive and by a duly

8 authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties under this Agreement shall survive Executive’s resignation as CFO of the REIT and the Employer and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. g. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of law principles. Executive represents and warrants that Executive is in fact individually represented by legal counsel in negotiating the terms of this Agreement to designate either the venue or forum in which a controversy arising from this Agreement may be adjudicated or the choice of law to be applied. h. Arbitration. Any controversy or dispute that establishes a legal or equitable cause of action shall be governed in accordance with the Arbitration Agreement, which is expressly incorporated by reference herein. i. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. j. Counterparts. This Agreement may be executed manually or electronically in any number of counterparts, any of which may be executed and transmitted by facsimile or email (including portable document format (. PDF) and any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. k. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and will not affect its interpretation. l. Entire Agreement. This Agreement (together with any applicable award agreements between Executive and the Company or its affiliates governing the terms of the outstanding awards set forth on Annex A attached hereto, the Restrictive Covenants Agreements and the Arbitration Agreement) sets forth the final and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Company or its affiliates and Executive, or any representative of the Company (or its affiliates) or Executive, with respect to the subject matter hereof (including, without limitation, the Employment Agreement). m. Further Assurances. The parties hereby agree, without further consideration, to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this Agreement. [Signature Page Follows]

[Signature Page to Transition Agreement] IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. “REIT” Lineage, Inc. By: /s/ W. Gregory Lehmkuhl Name: W. Gregory Lehmkuhl Its: President and Chief Executive Officer “EMPLOYER” Lineage Logistics Services, LLC By: LLH Topco Holdings TRS, LLC Its: Sole Member By: Lineage Logistics Holdings, LLC Its: Manager By: Lineage OP, LP Its: Managing Member By: Lineage, Inc. Its: General Partner By: /s/ W. Gregory Lehmkuhl Name: W. Gregory Lehmkuhl Title: President and Chief Executive Officer

[Signature Page to Transition Agreement] “LLH” Lineage Logistics Holdings, LLC By: Lineage OP, LP Its: Managing Member By: Lineage, Inc. Its: General Partner By: /s/ W. Gregory Lehmkuhl Name: W. Gregory Lehmkuhl Its: President and Chief Executive Officer “EXECUTIVE” /s/ Rob Crisci Name: Rob Crisci

Annex A Annex A Outstanding Incentive Awards Award Grant Date Total Number of LTIP Units/RSUs Unvested as of the Transition Date Total Number of LTIP Units/RSUs Vested as of the Transition Date Total Number of Units Granted as of the Grant Date Annual Time-Based LTIP Award 07-26-2024 35,088 17,544 52,632 Annual Performance-Based LTIP Award 07-26-2024 185,527 0 185,527 3-year LTIP Replacement Award 07-26-2024 37,038 18,518 55,556 Annual Time-Based LTIP Award 04-17-2025 10,732 0 10,732 2-year Special Time-Based RSU Award 04-01-2025 87,859 0 87,859 Annual Performance-Based LTIP Award 04-17-2025 37,829 0 37,829